EXHIBIT 23A



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post- Effective Amendment No. 1 to Form S-8 Registration Statement, File No. 33-93100, of Micro Component Technology, Inc., of our report dated August 19, 1996, appearing in the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended June 29, 1996.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 4, 1997